UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2012

CROSS BORDER RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52738	98-0555508
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 900, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(210) 226-6700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On November 7, 2012, Cross Border Resources, Inc. (the “Company”) issued 150,000 shares (the “Shares”) of its common stock to Everett Willard Gray II, in full satisfaction of any remaining amounts owed to Mr. Gray by the Company pursuant to Mr. Gray’s employment agreement with the Company, dated as of January 31, 2011 and amended as of March 6, 2012 and April 20, 2012 (as amended, the “Employment Agreement”). Mr. Gray resigned as the Company’s Chairman and Chief Executive Officer effective May 31, 2012 in connection with the transactions described in the Company’s Current Report on Form 8-K filed on April 24, 2012. The Employment Agreement provided for him to receive severance payments of $478,298, payable in installments, of which $239,149 remained to be paid.

The Shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The shares were issued without any general solicitation or advertising and Mr. Gray represented that he acquired the Shares for investment and not with a view to their distribution. Mr. Gray further represented that he was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), he was able to bear the economic risk of his investment, he possessed such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and he was furnished all materials he requested relating to the Company and was afforded the opportunity to ask questions of management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under item 3.02 is incorporated herein by reference to the extent necessary.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2012

CROSS BORDER RESOURCES, INC.

By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chairman of the Board

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